                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          QUEEN SAND RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          QUEEN SAND RESOURCES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                           QUEEN SAND RESOURCES, INC.
                            3500 Oak Lawn, Suite 380
                           Dallas, Texas  75219-4398
                           Telephone: (214) 521-9959
                           Telecopier: (214) 521-9960



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Queen Sand Resources, Inc. on Thursday, November 20, 1997, at 3:30 p.m., Dallas time. The meeting will be held at The Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

         At the meeting, you will be asked to consider and elect five directors to serve until the next Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to consider and approve the Queen Sand Resources, Inc. 1997 Incentive Equity Plan and to approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998. Information about the business to be conducted at the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully.
During the meeting, I will review with you the affairs and progress of the Company during the fiscal year ended June 30, 1997. Officers of the Company will be present to respond to questions from stockholders.

         The vote of every stockholder is important. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be presented at the meeting, and the Company will be able to avoid the expense of further solicitation. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                     Sincerely,



                                     /s/ Edward J. Munden
                                     ------------------------------------------
                                     EDWARD J. MUNDEN
                                     Chairman of the Board, President and Chief
                                     Executive Officer

October 28, 1997

                           QUEEN SAND RESOURCES, INC.
                            3500 Oak Lawn, Suite 380
                            Dallas, Texas 75219-4398
                           Telephone: (214) 521-9959
                           Telecopier: (214) 521-9960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 20, 1997

         The Annual Meeting of Stockholders of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), will be held at The Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on November 20, 1997 at 3:30 p.m., Dallas time, for the following purposes:

                 (1) To elect five directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly qualified and elected;

                 (2) To consider and act upon a proposal to approve the Queen Sand Resources, Inc. 1997 Incentive Equity Plan;

                 (3) To consider and act upon a proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending June 30, 1998; and

                 (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of the Company's common stock, par value $0.0015 per share (the "Common Stock"), of record on October 17, 1997 and holders of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of record on October 17, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. At the record date for determination of stockholders entitled to vote at the meeting or any adjournments thereof, 32,975,552 shares of voting capital stock, comprised of 23,375,552 shares of Common Stock and 9,600,000 shares of Series A Preferred Stock, were issued and outstanding.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                    By Order of the Board of Directors,


Dallas, Texas
October 28, 1997                    /s/ Edward J. Munden
                                    -------------------------------------------
                                    EDWARD J. MUNDEN
                                    Chairman of the Board, President and Chief
                                    Executive Officer

                           QUEEN SAND RESOURCES, INC.
                            3500 Oak Lawn, Suite 380
                            Dallas, Texas 75219-4398
                            Telephone (214) 521-9959
                           Telecopier: (214) 521-9960


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 20, 1997

         This Proxy Statement is furnished to holders of the Company's common stock, par value $0.0015 per share (the "Common Stock"), and holders of the Company's Series A Participating Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock" and, together with the Common Stock, the "Voting Stock"), in connection with the solicitation of proxies by the Board of Directors of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at The Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on November 20, 1997 at 3:30 p.m., Dallas time, and at any and all postponements or adjournments thereof (the "Annual Meeting") for the purposes of:

                 (1) electing five directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly qualified and elected;

                 (2) considering and acting upon a proposal to approve the Queen Sand Resources, Inc. 1997 Incentive Equity Plan;

                 (3) considering and acting upon a proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending June 30, 1998; and

                 (4) transacting such other business as may properly come before the meeting or any adjournments or postponements thereof.

The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to stockholders is October 31, 1997.

         Shares of Voting Stock represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the five nominees for director, for the approval of the Queen Sand Resources, Inc. 1997 Incentive Equity Plan, and to approve the appointment of Ernst & Young LLP as independent auditors, all as recommended by the Board of Directors.

         If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy have authority to vote on such matters in accordance with such persons' discretion. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company.

         The solicitation of proxies in the enclosed form is made on behalf of the Company's Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying materials to stockholders, will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries. Such parties will be reimbursed for their reasonable expenses incurred in forwarding the proxy materials.


                          VOTE REQUIRED FOR APPROVAL;
                      SHARES ENTITLED TO VOTE; RECORD DATE

         The affirmative vote of the holders of a plurality of the outstanding shares of Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required to elect each of the five directors nominated for reelection to the Company's Board of Directors. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law. As of October 17, 1997, the Company's directors and executive officers, and their affiliates, had a beneficial interest in an aggregate of 8,084,286 shares of Common Stock, representing approximately 24.5% of the Voting Stock outstanding on October 17, 1997 (the "Record Date") and entitled to vote on all proposals to be presented at the Annual Meeting. The presence at the Annual Meeting, whether in person or by proxy, of the holders of at least a majority of the outstanding shares of Voting Stock entitled to vote thereat constitutes a quorum for the transaction of business.

         On the Record Date, there were outstanding 32,975,552 shares of Voting Stock, comprised of 23,375,552 shares of Common Stock and 9,600,000 shares of Series A Preferred Stock. Only holders of record of Voting Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Voting Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the Stockholders at the forthcoming Annual Meeting. In addition, the holders of Series A Preferred Stock have certain additional voting rights with respect to the election of directors. See "Certain Relationships and Related Transactions -- JEDI Transaction Agreements -- Series A Preferred Stock -- Election of Directors." As of the date of this Proxy Statement, the Company has not received notification from the sole holder of the Series A Preferred Stock that it intends to exercise its additional voting rights.

         In the election of directors, votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld and broker non-votes with respect to the election of directors will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals, except for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Abstentions on the proposals to approve the Queen Sand Resources, Inc. 1997 Incentive Equity Plan and the appointment of Ernst & Young LLP will have the effect of a negative vote because approval of each requires the affirmative vote of the majority of the shares of Voting Stock present or represented at the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the number of shares of Voting Stock beneficially owned as of October 17, 1997, by (1) all holders of shares of Voting Stock (the "Stockholders") known by the Company to own beneficially more than 5% of the outstanding shares of any class of the Voting Stock, (2) the executive officers of the Company named in the table under "Executive Compensation -- Compensation of Executive Officers," (3) each director of the Company and (4) all directors and officers of the Company as a group.

 Name and Address                                       Amount and Nature of           Approximate Percentage of Voting
 of Beneficial Owner                                    Beneficial Ownership                         Stock
 ----------------------------------------------------------------------------------------------------------------------
 Officers and Directors:
 ----------------------
 Edward J. Munden(1)                                          6,600,000(2)                            20.0%
 60 Queen Street
 Ottawa, Canada
 K1P547
                                                              6,600,000(2)                            20.0%
 Bruce I. Benn(1)
 60 Queen Street
 Ottawa, Canada
 K1P547

                                                              6,614,286(2, 3)                         20.1%
 Robert P. Lindsay(1)
 3500 Oak Lawn Drive
 Suite 380, L.B. #31
 Dallas, Texas   75219
                                                              6,600,000(2)                            20.0%
 Ronald I. Benn(1)
 60 Queen Street
 Ottawa, Canada
 K1P547
                                                                      0                                  0%
 V. Ed Butler(1)
 3500 Oak Lawn Drive
 Suite 380, L.B. #31
 Dallas, Texas   75219

                                                                470,000                                1.4%
 Eli Rebich(1)
 318 West Rusk
 Tyler, Texas 75701

 Ted Collins, Jr.(1, 6)                                       1,000,000                                3.0%
 303 West Wall, Suite 1200
 Midland, Texas 79701-5076

 Name and Address                                       Amount and Nature of           Approximate Percentage of Voting
 of Beneficial Owner                                    Beneficial Ownership                         Stock
-----------------------------------------------------------------------------------------------------------------------
 All officers and directors as                              8,084,286(2)                              24.5%
 a group (7 persons)


 Five Percent Stockholders
 -------------------------
 Joint Energy Development Investments Limited              10,589,439(4)                              31.2%
 Partnership
 1400 Smith St.
 Houston, Texas  77002-7361

 EIBOC Investments Ltd.                                     6,600,000(5)                              20.0%
 Charlton House
 White Park Road
 Bridgetown, Barbados  W.I.

-----------------

         (1) Executive Officer and/or Director.

         (2) Edward J. Munden, Ronald I. Benn and Bruce I. Benn have a beneficial interest in the shares of Common Stock owned by EIBOC Investments Ltd. ("EIBOC"). In addition, EIBOC has granted an irrevocable proxy to Messrs. Munden, Benn, Benn and Lindsay to vote 6,600,000 shares owned of record by EIBOC. Accordingly, the 6,600,000 shares owned of record by EIBOC have been included as beneficially owned by each of the foregoing individuals, and by all Officers and Directors as a group.

         (3) Mr. Lindsay acquired 14,286 shares of Common Stock in the name of his children and disclaims any beneficial interest in these shares.

         (4) Includes 9,600,000 shares of Common Stock issuable upon conversion of the 9,600,000 shares of Series A Preferred Stock, 409,839 shares of Common Stock issuable upon exercise of certain warrants and 579,600 shares of Common Stock issuable upon exercise of warrants that JEDI (defined below) is entitled to receive from the Company. Joint Energy Development Investments Limited Partnership ("JEDI") is a limited partnership, the general partner of which is Enron Capital Management Limited Partnership, which is an indirect wholly-owned subsidiary of Enron Corp.

         (5) Messrs. Munden, Benn and Benn have a beneficial interest in the shares of Common Stock held by EIBOC. In addition, EIBOC has granted an irrevocable proxy to Messrs. Munden, Benn, Benn and Lindsay to vote 6,600,000 shares owned of record by EIBOC.

         (6) These shares are owned of record by Collins and Ware, Inc. Mr. Collins is a controlling shareholder of Collins and Ware, Inc. but disclaims beneficial ownership of such shares.


         Upon the occurrence of certain Events of Default (as defined in the Certificate of Designation for the Series A Preferred Stock), the holder of the Series A Preferred Stock has the right to require the Company to repurchase the Series A Preferred Stock, which as of October 17, 1997 constitutes approximately 30% of the Voting Stock. See "Certain Relationships and Related Transactions -- JEDI/Forseti Transactions -- JEDI Transaction Agreements -- Series A Preferred Stock -- Events of Default."

                             ELECTION OF DIRECTORS

GENERAL

         Pursuant to the Amended and Restated Bylaws of the Company (the "Bylaws"), five directors are to be elected at the Annual Meeting (which number shall constitute the entire Board of Directors of the Company). Unless otherwise instructed, the proxy holders intend to vote the proxies received by them FOR the five nominees below.

                                EDWARD J. MUNDEN
                                 BRUCE I. BENN
                               ROBERT P. LINDSAY
                                TED COLLINS, JR.
                                   ELI REBICH

         All nominees listed above are currently members of the Board of Directors and were previously elected directors by the stockholders, except for Ted Collins, Jr. and Eli Rebich. Effective October 23, 1997, the Board of Directors, pursuant to Article III, Section 2 of the Bylaws, increased the size of the Board of Directors from three to five and subsequently filled the two newly created vacancies in the Board of Directors by appointing Messrs. Collins and Rebich to the Board of Directors.

         Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management of the Company has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The five nominees will serve until the next Annual Meeting of Stockholders and until their successors are elected.

DIRECTORS AND NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         Set forth below is a description of the backgrounds of each of the directors and nominees of the Company.

         Edward J. Munden, 46, has been the President and a Director of the Company since March 6, 1995. He was appointed as Chief Executive Officer in May 1996 and was appointed Chairman of the Board in October 1997. Since 1989, he has been a director and co-founder of Capital House A Finance and Investment Company ("CHC"), which is a Canadian venture capital firm located in Ottawa, Canada. From 1994 to 1996, he was a director of Capital House International Ltd. ("CHIL"). CHIL became the original stockholder of Queen Sand Resources, Inc., a Nevada corporation and wholly- owned subsidiary of the Company ("QSRN"), and was previously a majority stockholder of the Company. Mr. Munden has held positions in the mining industry with Eldorado Nuclear Limited (1980 to 1989), the manufacturing industry with Proctor and Gamble Company of Canada (1978 to 1980) and the oil and gas industry with Union Oil of Canada Limited (1974 to 1976). Mr. Munden is a professional geological engineer and holds a Bachelor of Science degree in Engineering (1974) and a Masters of Business Administration (1978) from Queens University in Kingston, Canada.

         Robert P. Lindsay, 54, joined the Company in 1994 as a part of the Company's acquisition and expansion strategy, and became Executive Vice President in September 1995 and Chief Operating Officer in May 1996. After graduating from the University of Texas in 1965 with a Bachelor of Arts degree in accounting, Mr. Lindsay joined Helmrich & Payne, an oil and gas drilling and exploration company headquartered in Tulsa, Oklahoma. He held increasingly senior positions with that company until 1973 when he joined the family-owned Lin-mour Drilling Co. as its Chief Executive Officer. With over 300 employees, Lin-mour was one of the largest and oldest drilling companies in Wichita Falls.

         Bruce I. Benn, 43, has been an Executive Vice President and a Director of the Company since March 1995. In 1989, he, together with Ronald I. Benn and Edward J. Munden, founded CHC and has been a director since then. From 1994 to 1996, he was a director of CHIL. Mr. Benn is a specialist in merchant banking and project finance. From 1985 to 1993, he was Vice President and Director of Corporation House Ltd., where he acted as a financial consultant to manufacturing, construction, and resource development firms around the world. He is an attorney and holds a Masters of Law degree (LL.M 1979) from the University of London, England, a Baccalaureate of Laws (LL.B, 1978) from the University of Ottawa, Canada, and a Bachelor of Arts in Economics (1975) from Carleton University in Ottawa, Canada. Ronald I. Benn, the Chief Financial Officer of the Company, is the brother of Bruce I. Benn.

         Ted Collins, Jr., 59, has been a Director of the Company since October 1997. Since January 1988 he has been President of Collins and Ware, Inc., a private oil and gas exploration and production company headquartered in Midland, Texas. He is also Chairman of Mid Louisiana Gas Corp., an interstate pipeline serving industrial and residential customers in Louisiana and Mississippi. After graduating from the University of Oklahoma in 1960 with a Bachelor of Science in Geological Engineering he has been a petroleum engineer with Pan American Petroleum Corp. (now Amoco Production Co.) from 1960 to 1963; an independent oil operator from 1963 to 1969; Executive Vice President and Director of American Quasar Petroleum Co. from 1969 to 1982; President of HNG Oil Company from 1982 to 1985; President of HNG/InterNorth Exploration Company from 1985 to 1986 and President of Enron Oil & Gas Company from 1986 to 1988. Mr. Collins is also a director of Hanover Compression Company.

         Eli Rebich, 46, has been a Director of the Company since October 1997. He is an independent oil and gas producer with over 22 years industry experience, including evaluation, acquisition, title work and operation of oil and gas properties. Since 1978, he has acquired producing properties in Texas, Louisiana, Mississippi, Oklahoma and Colorado. He is President and Director of Big Run Production Company which operates properties in several states. He is an active member of the AAPL, ETAPL, TIPRO and the IPAA.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTOR MEETINGS

         During the fiscal year ended June 30, 1997, the entire Board of Directors met one time for a special meeting. The Board of Directors also acted 22 times by written consent. All directors attended at least 75% or more of the aggregate of the meetings of the Board of Directors of the Company and of the committees of the Board of Directors on which they served.

AUDIT COMMITTEE

         Pursuant to the Company's Bylaws, effective October 23, 1997 the Board of Directors has established a standing Audit Committee. The Audit Committee recommends the independent public accountants that the Company considers to perform the annual audit, reviews financial statements, and reviews the observations of independent public accountants concerning their annual audit. The Audit Committee consists of Ted Collins, Jr., Eli Rebich and Edward J. Munden. During the fiscal year ended June 30, 1997, there were no meetings of the Audit Committee.

COMPENSATION COMMITTEE

         Pursuant to the Company's Bylaws, effective October 23, 1997 the Board of Directors has established a standing Compensation Committee. The Compensation Committee reviews and makes recommendations regarding executive compensation and oversees the Company's incentive compensation plans as they may exist from time to time. The Compensation Committee consists of Ted Collins, Jr. and Eli Rebich. For the fiscal year ended June 30, 1997, there were no meetings of the Compensation Committee.


                               EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company.

         NAME                              AGE         CURRENT POSITION
         ----                              ---         ----------------

         Edward J. Munden . . . . . .       46         Chairman of the Board, Chief Executive Officer and President

         Bruce I. Benn  . . . . . . .       43         Executive Vice President

         Robert P. Lindsay  . . . . .       54         Chief Operating Officer

         Ronald I. Benn . . . . . . .       42         Chief Financial Officer

         V. Ed Butler . . . . . . . .       41         Vice President

         The following is a brief description of the business backgrounds of each of the executive officers who are not also nominees for directors. For a narrative description of the business background of Messrs. Munden, Bruce I. Benn and Lindsay see "Nominees for Directors."

         Ronald I. Benn was appointed Chief Financial Officer of QSRN in 1994 and assumed the same position with the Company when it acquired QSRN in March 1995. Since 1989, he has been a senior executive, director and cofounder of CHC. From 1994 to 1996, Mr. Benn was a director of CHIL. Mr. Benn is a Chartered Accountant. From 1980 to 1985, he held positions in the auditing and insolvency divisions of the accounting firm of Clarkson Gordon Chartered Accountants (now known as Ernst & Young Chartered Accountants). He also has experience in the commercial banking industry and as a financial consultant to many start-up companies. Mr. Benn holds a Bachelor of Science degree (1977) from Carleton University in Ottawa, Canada and a Bachelor of Commerce (Honours)
(1980) from the University of Windsor, Canada. Ronald I. Benn is the brother of Bruce I. Benn.

         V. Ed Butler joined the Company in June 1996 as Vice President. He has over 18 years' experience in oil field engineering and operations in Texas, including two years as Executive Vice President of Echo Production, Inc. and ten years as operations manager with Triad Energy Corporation. Prior to joining Triad in 1983, Mr. Butler held engineering positions with Blocker Exploration Company and Texas Oil and Gas Corporation. Mr. Butler holds an M.B.A. (1988) from the University of Texas, and a Bachelor of Science in Petroleum Engineering (1978) from Texas A&M University.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal years ended June 30, 1997, 1996 and
1995.   No compensation information is given for any person for any fiscal year in which that person was not an executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                     ANNUAL COMPENSATION                       COMPENSATION
                            ------------------------------------               ------------

                                                                                  Number of
                                                                     Other         Securities
    Name and                 Fiscal Year                            Annual        Underlying     All Other
Principal Position          End June 30,     Salary      Bonus       Comp.          Options    Compensation
------------------          -----------     --------    -------    ---------     ---------------------------
Edward J. Munden               1997          88,200     30,000        -0-           -0-            -0-
  President and                1996          65,000       -0-         -0-           -0-            -0-
  Chief Executive Officer      1995(1)       50,000       -0-         -0-           -0-            -0-

Robert P. Lindsay              1997         120,000     30,500        -0-           -0-            -0-
  Chief Operating Officer      1996         108,000       -0-         -0-           -0-            -0-
                               1995(1)       48,000       -0-         -0-           -0-            -0-

Bruce I. Benn                  1997          88,200     30,000        -0-           -0-            -0-
  Executive Vice President     1996          65,000       -0-         -0-           -0-            -0-
                               1995(1)       50,000       -0-         -0-           -0-            -0-

Ronald I. Benn                 1997          88,200     30,000        -0-           -0-            -0-
  Chief Financial Officer      1996          65,000       -0-         -0-           -0-            -0-
                               1995(1)       50,000       -0-         -0-           -0-            -0-

V. Ed Butler                   1997         100,000     25,500        -0-           -0-            -0-
  Vice President               1996            -0-        -0-         -0-           -0-            -0-
                               1995            -0-        -0-         -0-           -0-            -0-

-------------------

(1)      Became an officer of the Company effective March 6, 1997.

         The preceding table shows all the cash compensation paid or to be paid by the Company, as well as certain other non-cash compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer for such period in all capacities in which he served. During the fiscal year ended

June 30, 1997, Robert P. Lindsay, Edward J. Munden, Bruce I. Benn, Ronald I. Benn, and Ed Butler each received a total annual salary and bonus in excess of $100,000. Total compensation paid to all five executive officers as a group during the fiscal year ended June 30, 1997 was $630,600.

         Although the Board of Directors approved, subject to stockholder approval, an Incentive Stock Option Plan in 1996 (the "1996 Plan"), there have been no awards or options under the 1996 Plan to any of the executive officers of the Company. The Board of Directors terminated the 1996 Plan effective October 17, 1997.

         Prior to May 1996, Messrs. Munden, Benn and Benn were paid by CHC pursuant to a Management Services Agreement dated July 1, 1996 between the Company and CHC (the "Management Agreement"). See "Certain Relationships and Related Transactions -- Management Services Agreement."

COMPENSATION OF DIRECTORS

         In respect of the year ended June 30, 1997, the Directors received no compensation for their services as Directors of the Company. Effective October 17, 1997, however, the Board of Directors has adopted a policy whereby each non-employee Director is paid an annual retainer fee of $12,000 plus meeting fees of $750 for each Board of Directors and committee meeting (other than telephonic meetings) attended by that Director. The Company also reimburses its Directors for travel, lodging and related expenses they may incur attending Board of Directors and committee meetings. In addition, the Company currently is contemplating the adoption of a stock option plan for its nonemployee Directors.

EMPLOYMENT AGREEMENTS

         Edward J. Munden. In May 1997, the Company entered into an employment agreement with Mr. Munden (the "Munden Agreement"), pursuant to which the Company employed him as President and Chief Executive Officer. Under the Munden Agreement, Mr. Munden receives a base salary of $120,000 per annum. He also received a bonus of $30,000 for the fiscal year ended June 30, 1997, which was based on the Company's performance. The Munden Agreement includes non-competition and confidentiality provisions. The Munden Agreement terminates on November 5, 1997. Currently, the Company is negotiating the terms and provisions of an employment agreement to be entered into following the expiration of the term of the Munden Agreement.

         Bruce I. Benn. In May 1997, the Company entered into an employment agreement with Mr. Benn (the "Bruce Benn Agreement"), pursuant to which the Company employed him as Executive Vice President. Under the Bruce Benn Agreement, Mr. Benn receives a base salary of $120,000 per annum. He also received a bonus of $30,000 for the fiscal year ended June 30, 1997, which was based on the Company's performance. The Bruce Benn Agreement includes non-competition and confidentiality provisions. The Bruce Benn Agreement terminates on November 5, 1997. Currently, the Company is negotiating the terms and provisions of an employment agreement to be entered into following the expiration of the term of the Bruce Benn Agreement.

         Ronald I. Benn. In May 1997, the Company entered into an employment agreement with Mr. Benn (the "Ronald Benn Agreement"), pursuant to which the Company employed him as Chief Financial Officer. Under the Ronald Benn Agreement, Mr. Benn receives a base salary of $120,000 per annum. He also received a bonus of $30,000 for the fiscal year ended June 30, 1997, which was based on the Company's performance. The Ronald Benn Agreement includes non-competition and confidentiality provisions. The Ronald Benn Agreement terminates on November 5, 1997. Currently, the Company is negotiating the terms and provisions of an employment agreement to be entered into following the expiration of the term of the Ronald Benn Agreement.

         Robert P. Lindsay. In July 1997, the Company entered into an employment agreement with Mr. Lindsay (the "Lindsay Agreement"), pursuant to which the Company employed him as Chief Operating Officer. Under the Lindsay Agreement, Mr. Lindsay receives a base salary of $120,000 per annum. He also received a bonus of $30,500 for the fiscal year ended June 30, 1997, which was based on the Company's performance. The Lindsay Agreement includes non-competition and confidentiality provisions. The Lindsay Agreement terminates on November 5, 1997. Currently, the Company is negotiating the terms and provisions of an employment agreement to be entered into following the expiration of the term of the Lindsay Agreement.

         V. Ed Butler. In June 1997, the Company entered into an employment agreement with Mr. Butler (the "Butler Agreement"), pursuant to which the Company employed him as a Vice President. Under the Butler Agreement, Mr. Lindsay receives a base salary of $110,000 per annum. He also received a bonus of $25,500 for the fiscal year ended June 30, 1997, which was based on the Company's performance. The Butler Agreement includes non-competition and confidentiality provisions. The Butler Agreement terminates on November 5, 1997. Currently, the Company is negotiating the terms and provisions of an employment agreement to be entered into following the expiration of the term of the Butler Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and, in certain instances, written representations that no additional reports were required, during the fiscal year ended June 30, 1997, all of the Company's officers, directors and holders of more than 10% of its Common Stock timely filed all reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934
Act").


               PROPOSAL TO APPROVE THE QUEEN SAND RESOURCES, INC.
                           1997 INCENTIVE EQUITY PLAN

GENERAL

         The Board of Directors adopted, subject to stockholder approval, the Queen Sand Resources, Inc. 1997 Incentive Equity Plan (the "1997 Plan") effective as of July 1, 1997. Under the 1997 Plan, certain employees and officers may receive incentive compensation based on the achievement of predetermined objective performance goals.

         The 1997 Plan is being submitted for Stockholder approval at the Annual Meeting for three reasons. First, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Stockholder approval is necessary in order for performance payments under the 1997 Plan to certain executive officers to be deductible by the Company for federal income tax purposes. Section 162(m) imposes a $1,000,000 limit on the deductibility of compensation paid to certain executive officers. Stockholder approval of the 1997 Plan will enable awards made under the 1997 Plan to be excluded in calculating the $1,000,000 limit. Second, Stockholder approval of the 1997 Plan is required to permit certain transactions under the 1997 Plan to be exempt from the Securities and Exchange Commission regulations on short- swing trading under Section 16 of the 1934 Act. Third, Stockholder approval of the 1997 Plan is required to award incentive stock options under the requirements of Section 422 of the Code.

         The provisions of the 1997 Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the 1997 Plan, which is attached hereto as Appendix A.

         The 1997 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The 1997 Plan is not a "qualified plan" within the meaning of Section 401 of the Code. The 1997 Plan will terminate on July 1, 2007, and thereafter no incentive stock options, non-qualified stock options or stock appreciation rights ("awards") may be granted thereunder. The Board of Directors may amend or discontinue the 1997 Plan without the approval of the stockholders, subject to certain limitations. See "Amendment of the 1997 Plan" below.

         Nothing in the 1997 Plan or in any award granted pursuant to the 1997 Plan confers upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

         The proceeds from the sale of Common Stock pursuant to the exercise of or payment for awards under the 1997 Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of an award granted pursuant to the 1997 Plan does not have any of the rights or privileges of a Stockholder, except with respect to shares that have been actually issued.

PURPOSE AND ELIGIBILITY

         The purposes of the 1997 Plan are to attract and retain key management employees and to encourage performance by providing such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options and stock appreciation rights or any of the foregoing in combination or in tandem. The 1997 Plan is designed to help achieve those purposes through the use of compensation strategies that will attract and retain those employees who are important to the long-term success of the Company.

         Any employee of the Company or its subsidiary corporations or partnerships (including officers or directors who are employees) is eligible to receive awards under the 1997 Plan at the discretion of the Compensation Committee. See "Administration of the 1997 Plan" below. Non-employee directors shall not be eligible to participate in the 1997 Plan.

         The Company had approximately 21 employees at the date of this Proxy Statement, all of whom are eligible to participate in the 1997 Plan.

ADMINISTRATION OF THE 1997 PLAN

         The 1997 Plan is administered by the Compensation Committee appointed by the Company's Board of Directors. The current members of the Compensation Committee are Ted Collins, Jr. and Eli Rebich. Members of the Compensation Committee serve at the will of the Board of Directors and may be removed, with or without cause, from the Compensation Committee at any time at the Board of Directors' discretion.

         The Compensation Committee has full discretion to grant awards under the 1997 Plan, to interpret the 1997 Plan, to make such rules as it deems advisable in the administration of the 1997 Plan and to take all other actions advisable to administer the 1997 Plan. The Compensation Committee shall determine the eligible persons to whom awards will be granted and will set forth the terms of the awards in award agreements, so long as those terms are not inconsistent with the 1997 Plan.

AWARDS

         The Compensation Committee may grant or award incentive stock options, non-qualified stock options and stock appreciation rights or any of the foregoing in combination or in tandem. A tandem award dictates that the exercise of one type of award terminates the award granted in tandem with the other award. For example, in the event a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will result in the termination of the related stock option and vice versa.

         Stock options which are intended to qualify for special tax treatment under particular provisions of the Code, are considered "Incentive Stock Options," and options which are not intended to so qualify are considered "Non-qualified Stock Options." See "Certain Federal Income Tax Aspects" below.

         Stock appreciation rights ("SARs") entitle the holder to receive cash or Common Stock having a value equal to the appreciation in the market price of the Common Stock underlying the SAR from the date of grant to the date of exercise.

         The maximum number of shares of Common Stock presently authorized for issuance under the 1997 Plan is 3,000,000, subject to adjustment for stock splits and similar events. Shares to be issued may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to awards that are expired, terminated, forfeited, settled in cash in lieu of Common Stock or exchanged for awards that do not involve Common Stock are available for further grants of awards under the 1997 Plan.

AWARD AGREEMENTS

         Each award granted under the 1997 Plan is required to be evidenced by an award agreement, which designates the type of award (or combination or tandem of awards) being granted and sets forth the number of shares or the total cash amount subject to each award (if applicable), the award or exercise price (if applicable), the maximum term of the award, any rules related to forfeiture, the vesting or restriction schedule or criteria (if applicable), the date of grant, and any other terms, provisions, limitations and performance requirements of the award. The Compensation Committee may require that each participant irrevocably grant to the Company a power of attorney to transfer to the Company any shares forfeited under the award and that the stock certificates evidencing shares of restricted stock be held in custody by the Company until the restrictions have lapsed.

         The exercise period for an award may not extend longer than ten years from the date the award is granted and, in the case of incentive stock options, is limited to five years from the date of grant for certain employees owning more than 10% of the outstanding shares of Voting Stock.


EXERCISE OF AWARDS

         The exercise price for an Incentive Stock Option and the SAR price for any share of Common Stock subject to an SAR will be at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of Common Stock) of the fair market value of the Common Stock on the date of grant. The exercise price for a Non-qualified Stock Option shall be determined by the Compensation Committee and may be less than the fair market value of the Common Stock on the date of grant.

         On the date that the participant desires to exercise a stock option (the "Exercise Date"), the participant must pay the total exercise price of the shares to be purchased by delivering to the Company cash, check, bank draft, money order in the amount of the exercise price or Common Stock having a fair market value equal to the exercise price, by delivery of an executed irrevocable option exercise form to sell certain shares of Common Stock purchased upon exercise of the option or to pledge such shares as collateral for a loan and promptly deliver the amount of loan proceeds to pay the purchase price, or any other form of payment which is acceptable to the Compensation Committee. If the participant fails to pay the exercise price on the Exercise Date or fails to accept delivery of the Common Stock to be issued upon exercise, the participant's option may be terminated by the Company.

         On the date that the participant desires to exercise an SAR (the "SAR Exercise Date"), the participant will receive from the Company cash in an amount equal to the appreciation in the market price of the Common Stock attributable to the portion of the SAR being exercised from the date of grant to the SAR Exercise Date.

         The exercise of SARs and receipt of cash by a director, executive officer or 10% or greater stockholder of the Company as determined under
Section 16 of the 1934 Act and the rules promulgated thereunder (an "insider") will be subject to certain restrictions, including the requirement that the insider must exercise the SAR during the quarterly "SAR window period" beginning on the third business day following the issuance by the Company for publication of its quarterly earnings release and ending on the twelfth business day following the issuance of the earnings release.

RESTRICTIONS

         Under the 1997 Plan, the Compensation Committee determines the vesting schedule, restrictions or conditions, if any, applicable to any award granted. Once vested, awards may be exercised at any time during the award period. The Compensation Committee may, in its discretion and in accordance with the terms of the 1997 Plan, accelerate any vesting schedule or otherwise remove any restrictions or conditions applicable to an award.

         No participant may receive during any fiscal year awards covering an aggregate of more than 100,000 shares of Common Stock under the 1997 Plan.

         The grant of incentive stock options to each participant is subject to
a $100,000 calendar year limit.   This limitation prohibits the grant of an
incentive stock option that would entitle the recipient to purchase, thereunder and together with other incentive options, securities worth more than $100,000 (based upon the aggregate fair market value of the securities underlying such options on the date of grant) in the year in which such options first become exercisable. See "Certain Federal Income Tax Aspects" for additional limitations on incentive stock options.

         A participant who is an insider cannot exercise a stock option or SAR until at least six months have expired from the date of grant of the award. Stock options and SARs, and other awards that have not yet vested or are subject to forfeiture, are not transferable or assignable other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the Code.

         The Company is not required to sell or issue shares of Common Stock under any award if the issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum on which shares of Common Stock are traded (including
Section 16 of the 1934 Act). As a condition of any sale or issuance of shares of Common

Stock under an award, the Compensation Committee may require such agreements or undertakings, if any, as it may deem necessary or advisable to ensure compliance with any such law or regulation.

TERMINATION AND FORFEITURE

         In the event of termination of service of a participant, an Incentive may only be exercised as determined by the Compensation Committee and provided in the Award Agreement.

ADJUSTMENTS

         The 1997 Plan provides that the maximum number of shares issuable under the 1997 Plan as a whole and to each participant individually, the number of shares issuable upon exercise of outstanding stock options and SARs, and the exercise prices of such awards are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or increase or decrease in shares of Common Stock without receipt of consideration of or by the Company.

         If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of an award will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the award holder would have been entitled to receive had he or she exercised his or her award immediately prior to such event. Notwithstanding these adjustment provisions, all awards granted under the 1997 Plan may be canceled by the Company upon a merger or consolidation of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the Company, subject to each participant's right to exercise his or her award as to the shares of Common Stock covered by that award for a period of 30 days immediately preceding the effective date of such event.

         The 1997 Plan provides that in the event of a "Change of Control" of the Company, all unmatured installments of awards will become fully accelerated and exercisable in full. "Change of Control" is defined as the occurrence of the following events: (i) a consolidation or merger in which the Company does not survive or in which shares of Common Stock would be converted into cash, securities or other property, unless the Company's stockholders retain the same proportionate common stock ownership in the surviving company after the merger,
(ii) a sale, lease, exchange or other transfer of all or substantially all of the Company's assets, (iii) the approval by the Company's stockholders of a plan to dissolve or liquidate the Company, (iv) the termination of control of the Company by directors in office as of July 1, 1997 and their successors approved in accordance with the terms of the 1997 Plan, by virtue of their ceasing to constitute a majority of the entire Board of Directors, (v) the acquisition of beneficial ownership of 20% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on July 1, 1997 or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 5% of such voting power on July 1, 1997, in each case subject to certain exceptions or (vi) the appointment of a trustee in a bankruptcy proceeding involving the Company.

         If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the prices then in effect with respect to each outstanding award will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock as a result of such distribution.

         Stock options and SARs may also be granted under the 1997 Plan in substitution for stock options and SARs held by employees of a corporation who become management employees of the Company or a subsidiary as a result of a merger, consolidation or stock acquisition.

AMENDMENT OF THE 1997 PLAN

         The 1997 Plan provides that the Board of Directors may from time to time discontinue or amend the 1997 Plan without the consent of the stockholders unless such discontinuance or amendment (i) materially increases the benefits accruing to participants under the 1997 Plan, (ii) materially increases the number of securities that may be issued under the 1997 Plan or (iii) materially modifies the requirements as to eligibility for participation in the 1997 Plan. In addition, if an amendment would adversely affect an outstanding award, the consent of the participant holding that award must be obtained unless the Board of Directors determines that the application to outstanding awards of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of awards would have a significant, adverse effect on the Company's financial statements. The Board of Directors may cancel and revoke all outstanding awards that are deemed to cause such adverse effect, and the holders of these awards will not have any further rights to the awards.

CERTAIN FEDERAL INCOME TAX ASPECTS

         Withholding. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of awards granted pursuant to the 1997 Plan. A participant must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificate. If an insider (as defined in "Exercise of Awards" above) desires to have Common Stock withheld upon exercise of an award to pay withholding taxes, the conditions in "Exercise of Awards" governing the exercise of SARs must be satisfied.

         Nonqualified Stock Options. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%.

         Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option granted under the 1997 Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition", and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

         Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize any taxable income for Federal income tax purposes upon receipt of the award. At the time of exercise, however, the participant will recognize compensation income equal to any cash received and the fair market value on the date of exercise of any Common Stock received. If a stock appreciation right is paid in whole or in part in shares of Common Stock and the participant is subject to Section 16(b) of the 1934 Act on the date of receipt of such shares, the participant generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the participant makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. The Company or one of its subsidiaries generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes.

         Other Tax Matters. If unmatured installments of awards are accelerated as a result of a Change of Control (see "Adjustments" above), any amounts received from the exercise by a participant of a stock option may be included in determining whether or not a participant has received an "excess parachute payment under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise and (ii) the loss by the Company of a compensation deduction.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE QUEEN SAND RESOURCES, INC. 1997 INCENTIVE EQUITY PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP ("E&Y") as the independent auditors of the Company for the fiscal year ending June 30, 1998. Stockholders are being asked to ratify this appointment. The Company has been informed that neither E&Y nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         On March 13, 1997, the Company dismissed KPMG Peat Marwick LLP ("KPMG") as its certifying accountant and on March 13, 1997, the Company retained E&Y as its certifying accountant. KPMG's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The decision to engage E&Y as set forth above and to dismiss KPMG was approved by the Board of Directors of the Company. In connection with the audits of the consolidated financial statements of the Company for the fiscal year ended June 30, 1996 and for the period from August 9, 1994 (inception) through June 30, 1995, and during the period commencing July 1, 1996 through March 12, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

         Representatives of E&Y expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT SERVICES AGREEMENT

         On July 1, 1996, the Company entered into the Management Agreement with CHC. CHC is a venture capital firm based in Ottawa, Canada. CHC was founded by Messrs. Munden, Benn and Benn and Messrs. Munden, Benn and Benn are stockholders, directors and officers of CHC. Pursuant to the Management Agreement, CHC provided certain management services to the Company in exchange for a management services fee equal to, at CHC's option, either $40,000 per month plus applicable taxes or $250.00 per hour than any employee performed services for the Company pursuant to the Management Agreement, plus applicable taxes. This Management Agreement was terminated in all respects by the Company and CHC effective as of May 6, 1997 as a condition to the JEDI/Forseti transactions discussed below. For the fiscal year ended June 30, 1997, the Company paid CHC approximately $440,000 in fees in the aggregate under the Management Agreement.

JEDI/FORSETI TRANSACTIONS

         General

         On May 6, 1997, the transactions contemplated under (i) the Securities Purchase Agreement, dated March 27, 1997 between the Company and JEDI (the "JEDI Purchase Agreement") and (ii) the Securities Purchase Agreement (the "Forseti Purchase Agreement"), dated March 27, 1997 between the Company and Forseti Investments Ltd., a company organized under the laws of Barbados ("Forseti"), were consummated. Pursuant to the transactions, (i) JEDI became a significant stockholder of the Company and (ii) the Company repurchased shares of Common Stock owned by Forseti and issued certain warrants and an option to Forseti.

         To facilitate the consummation of the transactions, on May 5, 1997, the Company amended its Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 40,000,000 to 100,000,000 shares and to authorize the issuance of up to 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), which shares of Preferred Stock may be issued in one or more series at the discretion of the Board of Directors of the Company. The amendment to the Certificate of Incorporation of the Company (the "Charter Amendment") was approved by Forseti and EIBOC, as the collective holders of approximately 54% of the Common Stock, by written consent in lieu of a meeting of stockholders dated March 27, 1997 and effective May 5, 1997 and was approved unanimously by the Board of Directors.

         Background

         Forseti was the record and beneficial owner of 9,600,000 shares (the "Forseti Stock") of Common Stock (which constituted approximately 33% of the Company's issued and outstanding Common Stock as of May 6, 1997). Forseti's assets also include its 45% stock ownership interest in CHIL.

         Forseti's original investment in the Company was arranged by CHC in 1989. CHC is a venture capital firm based in Ottawa, Ontario, Canada. CHC was founded by Messrs. Edward J. Munden, Ronald I. Benn and Bruce I. Benn. CHC has been active in arranging debt and equity capital in the European capital markets for the Company since 1995. Mr. Munden is Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Ronald Benn is the Chief Financial Officer of the Company and Mr. Bruce Benn is Executive Vice President and a director of the Company.

         In 1996, Forseti approached CHC about selling Forseti's entire interest in the Company due to tax planning and investment considerations of Forseti's indirect sole stockholder, a German investor. As fiduciaries of the Company, Messrs. Munden, Benn and Benn were desirous of accomplishing Forseti's intent to divest its entire equity interest in the Company in an orderly fashion with a dual goal of achieving Forseti's intentions, but in a manner that would benefit the Company. On June 15, 1996, Forseti, Forseti's sole direct stockholder and CHC entered into an Agency Agreement (the "Agency Agreement") to facilitate the arrangement of a sale of the Forseti Stock to a third party. Pursuant to the Agency Agreement, CHC was granted broad powers to arrange a sale of the Forseti Stock. The Agency Agreement provided for certain compensation to CHC if such a sale was completed and the repayment of certain indebtedness owed by CHIL to a bank under a loan arranged by Forseti's sole stockholder (this loan was repaid in February 1997). Effective March 25, 1997, the Agency Agreement was terminated without any consideration paid or payable, directly or indirectly, to CHC or to Messrs. Munden, Benn or Benn, or to any partnership, corporation or other entity in which any of them has a financial interest.





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         Commencing in the summer of 1996, CHC approached a number of possible buyers for the Forseti Stock. Ultimately discussions focused on Enron Finance Corp., a Delaware corporation ("EFC"). EFC provides, among other services, financing in the energy industry. JEDI is a limited partnership between the California Public Employees' Retirement System and an affiliate of EFC. The purpose of the partnership is to invest in a diversified portfolio of energy related assets. CHC and Company management believed that having JEDI as a major stockholder in the Company would provide significant benefits to the Company. Among the significant benefits was management's belief that the Company's credibility and standing in the oil and gas industry would be enhanced by JEDI's investment in the Company. Further, the Company believed that, while JEDI would have no obligation to the Company in this regard, the relationship would provide the Company's other stockholders with the opportunity to benefit from EFC's experience, expertise, financial resources and innovative thinking as a sophisticated provider of financing in the energy industry. Most importantly, the Company's management believed that JEDI's interest would be closely aligned with the interests of the Company's other stockholders.

         Since December 1996 extensive negotiations took place concerning the pricing and a transaction structure. Enron Capital & Trade Resources, Corp., a Delaware corporation and an affiliate of EFC ("ECT"), and the Company entered into a letter of intent dated as of February 4, 1997, setting forth certain proposed terms of the transaction. The letter of intent was non-binding, except for a mutually binding confidentiality provision and the agreement of the Company to reimburse ECT all of its legal fees, professional fees and other transaction costs incurred in the evaluation and negotiation of the proposed transaction and related agreements, whether or not the transaction closed. The letter of intent expired on February 14, 1997, other than as to the binding terms described in the preceding sentence.

         Prior to completion of the negotiations, it was determined the investment would be made through JEDI. The final transaction structure provided the desired liquidity for Forseti for all of its shares of Common Stock with an opportunity to be paid additional consideration in the future if the Company achieves certain negotiated financial benchmarks. At the same time JEDI could achieve a significant equity investment in the Company. The Company facilitated the transaction by itself acquiring the Forseti Stock with funds invested in the Company by JEDI in exchange for the issuance of the Company's Series A Preferred Stock to JEDI.

         EIBOC holds of record 6,600,000 shares of Common Stock. Messrs. Munden, Benn and Benn have the sole beneficial interest in such shares. EIBOC received its shares of Common Stock from Norden Investments, Ltd. ("Norden") on March 27, 1997. Messrs. Munden, Benn and Benn had a beneficial interest in such shares when they were held by Norden. Norden retained 3,000,000 shares of Common Stock and a 45% stock ownership interest in CHIL. Prior to October 1996, the 9,600,000 shares of Common Stock held by Norden and the 9,600,000 shares of Common Stock owned by Forseti were held of record by CHIL.

         The Charter Amendment. Effective May 5, 1997, the Certificate of Incorporation of the Company was amended to authorize a class of preferred stock and to authorize additional shares of Common Stock. The Charter Amendment was approved by Forseti and EIBOC, as the collective holders of approximately 54% of the Common Stock outstanding on March 27, 1997, by written consent in lieu of a meeting of stockholders dated March 27, 1997 and effective May 5, 1997.

         The Charter Amendment (i) authorizes the issuance of an aggregate of 50,000,000 shares of Preferred Stock, of which, following the closing of the JEDI Purchase Agreement, 9,600,000 shares are issued and outstanding shares of Series A Preferred Stock, 9,600,000 shares are authorized but unissued shares of Series B Participating Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and 30,800,000 shares are undesignated preferred stock (the "Undesignated Preferred





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Stock") available for issuance by the Company in the future and (ii) authorizes an additional 60,000,000 shares of Common Stock (in addition to the 40,000,000 shares previously authorized under the Certificate of Incorporation). See
"JEDI Transaction Agreements -- Description of Series A Preferred Stock and Description of Series B Preferred Stock." Any authorized but unissued or unreserved Common Stock and Undesignated Preferred Stock is available for issuance at any time, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by stockholders of the Company, except as may be required by law or the Series A Certificate of Designation. The Board of Directors of the Company will have the authority to fix the rights, powers, designations, and preferences of the Undesignated Preferred Stock and to provide for one or more series of Undesignated Preferred Stock. The authority will include, but not be limited to, determination of the number of shares to be included in the series, dividend rates and rights, voting rights, if any, conversion privileges and terms, redemption conditions, redemption values, sinking funds and rights upon involuntary or voluntary liquidation.

         Effective May 5, 1997, the Company has filed with the Secretary of State of the State of Delaware a Certificate of Designation to establish the rights, powers, designations and preferences of the Series A Preferred Stock (the "Series A Certificate of Designation"). In addition, effective May 5, 1997, the Company has filed a Certificate of Designation to establish the rights, powers, designations and preferences of the Series B Preferred Stock (the "Series B Certificate of Designation").

         JEDI Transaction Agreements

                 Description of the JEDI Purchase Agreement. The following summary of the material provisions of the JEDI Purchase Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed as an exhibit to the Company's Current Report on Form 8-K dated March 27, 1997.

                          Purchase of Series A Preferred Stock, JEDI Warrants
and Robertson Warrants. Pursuant to the JEDI Purchase Agreement, JEDI purchased 9,600,000 shares of Series A Preferred Stock from the Company, the JEDI Warrants (defined below) and the Robertson Warrants (defined below) in exchange for (i) the payment by JEDI to the Company of $5,000,000 cash; and
(ii) the execution and delivery by JEDI of the JEDI Earn Up Agreement (defined below). See "JEDI Transaction Agreements -- Description of the Series A Preferred Stock, Description of the JEDI Warrants, Description of the Robertson Warrants and Description of the JEDI Earn Up Agreement."

                          Certain Representations and Warranties.  Under the
JEDI Purchase Agreement, the Company has made certain representations and warranties to JEDI regarding the Company and its business, including (i) due corporate organization of the Company and its subsidiaries; (ii) the due authorization and issuance of the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the JEDI Warrants and the Robertson Warrants; (iii) the due authorization, execution, delivery and performance by the Company of the JEDI Purchase Agreement and related agreements and their enforceability; (iv) no conflict with or violation of the Company's Certificate of Incorporation or bylaws, any of the Company's agreements and applicable law; (v) required consents from governmental authorities or other third parties; (vi) the capital structure of the Company and its subsidiaries; (vii) employee benefit matters; (viii) the accuracy of reports and other documents filed by the Company with the Securities and Exchange Commission ("SEC"); (ix) the absence of certain changes to the Company's or its subsidiaries' business, financial condition, properties, liabilities, assets, results of operations or future business prospects; (x) compliance with laws; (xi) disclosure of pending and threatened litigation;
(xii) payment of taxes; (xiii) environmental matters; (xiv) adequacy of insurance; (xv) title to assets; (xvi) accuracy of





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books and records; (xvii) certain regulatory matters; (xviii) accuracy of financial statements and certain reserve reports; (xix) adequacy of permits and licenses; (xx) title to intellectual property; (xxi) title to properties;
(xxii) no undisclosed interested director transaction; (xxiii) no payments owed to brokers and finders; and (xxiv) no material misstatements in any disclosures to JEDI.

                 Under the JEDI Purchase Agreement, JEDI has made certain representations and warranties to the Company, including (i) due organization;
(ii) the due authorization, execution, delivery and performance by JEDI of the JEDI Purchase Agreement and related agreements and their enforceability; (v) no conflict with or violation of the JEDI's organizational documents, any of JEDI's agreements and applicable law; (vi) required consents from governmental authorities or other third parties; (vii) pending and threatened litigation; and (viii) certain investment representations.

                          Covenants.  Pursuant to the JEDI Purchase Agreement,
the Company has covenanted to: (i) use the entire cash proceeds received under the JEDI Purchase Agreement to repurchase the Common Stock owned by Forseti under the Forseti Purchase Agreement; (ii) maintain its corporate existence and cause its subsidiaries to maintain their corporate existence; (iii) comply with applicable laws and cause its subsidiaries to do the same; (iv) maintain its properties and cause its subsidiaries to maintain their properties; (v) not materially change its accounting methods or permit its subsidiaries to change their accounting methods; (vi) allow JEDI the right to have notice of, and attendees at, the Company's Board of Directors' meetings; (vii) furnish to JEDI certain reports and accounts furnished to the Company's Board of Directors;
(viii) effect the placement of Common Stock with net proceeds to the Company of at least $5,400,000 commencing March 15, 1997 through December 31, 1997; (ix) deliver an officer's certificate to JEDI annually regarding compliance with the covenants; (x) provide JEDI with certain financial statements and reserve reports; (xi) use its best efforts to cause the Common Stock to be listed on THE NASDAQ Small Cap Market; (xii) use reasonable commercial efforts to cause the Common Stock, including the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the JEDI Warrants and the Robertson Warrants, to be listed on THE NASDAQ National Market no later than March 15, 2003; (xiii) approve customary stock option and other benefit plans;
(xiv) no later than June 30, 1997, enter into an employment agreement with V. Ed Butler or a person with comparable qualifications reasonably acceptable to JEDI; (xv) not to amend the Forseti Purchase Agreement or related documents without the prior written consent of JEDI; and (xvi) use its best efforts to obtain the consent of Comerica Bank-Texas to the transactions contemplated by the agreement.

                 In addition, the Company has covenanted not, and not permit any of its subsidiaries, to engage in asset sales not in the ordinary course of business unless the asset sale is for not less than the fair market value of the assets sold and the consideration received by the Company or its subsidiary is at least 85% cash; provided, that the following are deemed to be cash for purposes of the covenant: (i) the amount of liabilities of the Company or a subsidiary assumed by the transferee; (ii) the amount of any notes or other obligations received by the Company or a subsidiary from such transferee converted into cash within 90 days of the closing of the sale and (iii) the fair market value of certain oil and gas properties and permitted business investments received by the Company or its subsidiaries from such transferee. Further, if the Company engages in an asset sale that is not in the ordinary course of business, then the Company shall repay indebtedness, if required, and if not so required, then within 60 days after the receipt of proceeds from such sale, the Company may apply the proceeds to reduce indebtedness, acquire a controlling interest in another oil and gas business or permitted business investment, make certain capital expenditures, purchase assets useful to the oil and gas business or retain cash for working capital.

                 The Company has covenanted not, and not permit any of its subsidiaries, to directly or indirectly enter into any transaction or series of related transactions involving aggregate consideration





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equal to or greater than $60,000 with any affiliate of the Company unless (i)
the terms of the transaction are no less favorable to the Company than those that could have been obtained in a transaction with an unaffiliated party or an arms-length basis and (ii) the transaction is approved by a majority of disinterested directors of the Company; provided, that this covenant will not apply to customary compensation to officers, directors, and employees in the ordinary course of business, intercompany transactions, dividend payments, or the transactions contemplated by the Letter Agreement. See "JEDI Transaction Agreements -- Description of the Letter Agreement."

                 The Company has also covenanted to comply with substantially all of the provisions of Rule 4460 of the National Association of Securities Dealers, Inc.'s Bylaws. Pursuant to this covenant, the Company is required to
(i) distribute to its stockholders annual reports containing audited financial statements and quarterly reports containing statements of operating results,
(ii) maintain a minimum of two independent directors of the Company's Board of Directors, (iii) maintain an audit committee, a majority of the members of which are independent directors, (iv) hold an annual meeting of stockholders,
(v) solicit proxies and provide proxy statements for all meetings of stockholders, (vi) conduct an appropriate review of related party transactions on an ongoing basis, (vii) require stockholder approval prior to the adoption of certain stock option plans and prior to the issuance of designated securities that will result in a change of control of the Company or certain other issuances in connection with the acquisition of the stock or assets of another company or in connection with a transaction other than a public offering involving a significant amount of the Company's securities and (viii) not take any action that will have the effect of nullifying, restricting or disparately reducing the voting rights of the holders of the Company's Common Stock.

                          Maintenance Rights.  Pursuant to the JEDI Purchase
Agreement, the Company has granted JEDI the right to purchase its proportionate share of capital stock of the Company at the same price and on the same terms as the capital stock to be sold by the Company. From the date of the JEDI Purchase Agreement until December 31, 1998, if JEDI is entitled to exercise its maintenance rights, the Company shall issue to JEDI a warrant for the purchase of the capital stock that JEDI is entitled, but does not elect, to purchase (a "Maintenance Warrant"). The exercise price of the Maintenance Warrant will be the value of the capital stock as of the date of the issuance of the Maintenance Warrant, and any Maintenance Warrant will be exercisable for a period of one year. JEDI will not have maintenance rights with respect to capital stock issued by the Company (i) pursuant to certain employee and director stock plans; (ii) in connection with a stock split or dividend on the Common Stock to all holders of Common Stock or (iii) pursuant to an offering pursuant to a registration statement filed with, and declared effective by, the SEC. Subject to certain exceptions, JEDI will not have maintenance rights with respect to the issuance of any rights, warrants or options to purchase shares of the Company's capital stock or other securities convertible into or exercisable or exchangeable for shares of the Company's capital stock but will have maintenance rights if and when capital stock is issued upon the conversion, exercise or exchange of such securities. JEDI's maintenance rights will terminate upon the earlier to occur of: (i) the date on which JEDI and its affiliates beneficially own less than 10% of the voting power of the outstanding voting capital stock of the Company; (ii) the date on which the Company completes an underwritten public offering of Common Stock that generates net proceeds to the Company of at least $25,000,000; and (iii) the date on which all shares of Series A Preferred Stock have been converted to Common Stock or otherwise are no longer outstanding.

                          Indemnification.  The JEDI Purchase Agreement
provides that the Company will indemnify, defend and hold harmless JEDI to the fullest extent lawful from and against all losses, expenses, damages, deficiencies, liabilities, payments, penalties, litigation, demands, defenses, judgments, proceedings, costs, obligations, settlement costs, and attorneys', accountants' and other professional advisors' fees (including costs of investigation or preparation) ("Losses") arising out of or resulting from





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the breach of any representation, warranty, convent or agreement of the Company contained in the JEDI Purchase Agreement.

                 The JEDI Purchase Agreement provides that JEDI will indemnify, defend and hold harmless the Company to the fullest extent lawful from and against all Losses arising out of or resulting from the breach of any representation, warranty, covenant, obligation or agreement of JEDI contained in the JEDI Purchase Agreement.

                          Dispute Resolution.  The JEDI Purchase Agreement
provides that all disputes shall be submitted to non-binding mediation upon the request of the Company or JEDI. If the non-binding mediation does not resolve the disputes in question within 30 days after appointment of a mediator, the dispute shall be resolved by arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.

                          Expenses.  The Company paid its own expenses of
approximately $317,662 and the out-of-pocket third party expenses reasonably incurred by JEDI of approximately $156,512 in connection with the transactions contemplated by the JEDI Purchase Agreement. The Company was reimbursed by Forseti for $450,000 expenses paid by the Company in connection with the transaction.

                 Description of the Series A Preferred Stock. The Series A Certificate of Designation authorizes the issuance of up to 9,600,000 shares of Series A Preferred Stock. The following description of the rights, preferences and limitations of the Series A Preferred Stock is a summary only and is qualified in its entirety by reference to the entire text of the Series A Certificate of Designation which is an exhibit to the JEDI Purchase Agreement.

                          Voting.  The holders of shares of Series A Preferred
Stock are generally entitled to vote (on an as-converted basis) as a single class with the holders of the Common Stock, together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock, on all matters coming before the Company's stockholders. In any vote with respect to which the Series A Preferred Stock shall vote with the holders of Common Stock as a single class, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock is convertible on the date of such vote.

                 With respect to any matter for which class voting is required by law or the Company's Certificate of Incorporation, except as otherwise described herein, the holders of the Series A Preferred Stock will vote as a class and each holder shall be entitled to one vote for each share held.

                 For so long as 960,000 shares of Series A Preferred Stock are outstanding, the following matters will require the approval of the holders of shares of Series A Preferred Stock, voting together as a separate class:

                          (i) the amendment of any provision of the Company's Certificate of Incorporation or the bylaws;

                          (ii) the creation, authorization or issuance, or the increase in the authorized amount of, any class or series of shares ranking on a parity with or prior to the Series A Preferred Stock either as to dividends or upon liquidation, dissolution or winding up;





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                          (iii)   the merger or consolidation of the Company
                 with or into any other corporation or other entity or the sale of all or substantially all of the Company's assets; or

                          (iv) the reorganization, recapitalization, or restructuring or similar transaction that requires the approval of the stockholders of the Company.

                          Election of Directors.  The holders of shares of
Series A Preferred Stock have the right, acting separately as a class, to elect
a number of members to the Company's Board of Directors.   The number shall be
a number such that the quotient obtained by dividing such number by the maximum authorized number of directors is as close as possible to being equal to the percentage of the outstanding voting power of the Company entitled to vote generally in the election of directors represented by the outstanding shares of Series A Preferred Stock at the relevant time. As of the date hereof, JEDI has not elected to exercise its right to elect directors to the Company's Board of Directors.

                          Conversion.  A holder of shares of Series A Preferred
Stock has the right, at the holder's option, to convert all or a portion of its shares into shares of Common Stock at any time at an initial rate of one share of Series A Preferred Stock for one share of Common Stock.

                 The Series A Certificate of Designation provides for customary adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of Common Stock, certain reclassifications of the Common Stock, stock splits, and combinations and mergers and similar transactions.

                 Immediately following such conversion, the rights of the holders of Series A Preferred Stock shall cease and the persons entitled to receive Common Stock upon the conversion of Series A Preferred Stock shall be treated as the owners of such Common Stock. The Company is required to maintain a reserve of authorized but unissued shares of Common Stock to permit the conversion of the Series A Preferred Stock in full.

                 Concurrently with the transfer of any shares of Series A Preferred Stock to any person (other than a direct or indirect affiliate of JEDI or other entity managed by Enron Corp. or any of its affiliates), the shares of Series A Preferred Stock so transferred will automatically convert into a like number of shares of Series B Preferred Stock. See "JEDI Transaction Agreements -- Description of the Series B Preferred Stock."

                          Dividends.  The holders of the shares of Series A
Preferred Stock are entitled to receive dividends, when, and as if declared by the Board of Directors, out of funds legally available therefor, any dividend (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock) payable on the Common Stock, as and when paid, in an amount equal to the amount each such holder would have received if such holder's shares of Series A Preferred Stock had been converted into Common Stock immediately prior to the record date, or if there is no record date, the date of payment thereof. The holders of Series A Preferred Stock will also have the right to certain dividends upon and during the continuance of an event of default. See "JEDI Transaction Agreements -- Description of the Series A Preferred Stock -- Events of Default; Remedies."

                          Liquidation.  Upon the liquidation, dissolution or
winding up of the Company, the holders of the shares of Series A Preferred Stock, before any distribution to the holders of Common Stock, will be entitled to receive (i) an amount per share equal to the lesser of (A) $1.50 and (B) the sum of





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(x) $0.521 and (v) the quotient obtained by dividing (1) the aggregate amount of all payments made, as of the date of the liquidation, dissolution or winding up, to the Company by JEDI pursuant to the JEDI Earn Up Agreement by (2) 9,600,000, plus (ii) all accrued and unpaid dividends thereon ("Liquidation Preference"). The holders of the shares of Series A Preferred Stock will not be entitled to participate further in the distribution of the assets of the Company.

                          Events of Default; Remedies.  The Series A
Certificate of Designation provides that an Event of Default will be deemed to have occurred if the Company fails to comply with any of its covenants in the JEDI Purchase Agreement; provided, that the Company will have a 30-day cure
period with respect to the non-compliance with certain covenants.    See "JEDI
Transaction Agreements -- Description of JEDI Purchase Agreement -- Covenants." JEDI may waive any Event of Default.

                 Upon the occurrence but only during the continuance of an Event of Default, the holders of Series A Preferred Stock will be entitled to receive, in addition to other dividends payable to holders of Series A Preferred Stock, when, as, and if declared by the Board of Directors, out of funds legally available therefor, cumulative preferential cash dividends accruing from the date of the Event of Default in an amount per share per annum equal to 6% of the Liquidation Preference in effect at the time of accrual of such dividends, payable quarterly in arrears on or before the fifteenth day after the last day of each calendar quarter during which such dividends are payable. Unless full cumulative dividends accrued on shares of Series A Preferred Stock have been or contemporaneously are declared and paid, no dividend may be declared or paid or set aside for payment on the Common Stock or any other junior securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into or exchangeable for, Common Stock or any other junior securities), nor shall any Common Stock nor any other junior securities be redeemed, purchased or otherwise acquired for any consideration nor may any monies be paid to or made available for a sinking fund for the redemption of any shares of any such securities.

                 Upon the occurrence and during the continuance of an Event of Default resulting from the failure to comply with certain covenants, the holders of shares of Series A Preferred Stock will have the right, acting separately as a class, to elect a number of persons to the Board of Directors of the Company, that along with any members of the Board of Directors who are serving at the time of such action, will constitute a majority of the Board of Directors.

                 Upon the occurrence of an Event of Default resulting from the failure to comply with certain covenants, each holder of shares of Series A Preferred Stock will have the right, by written notice to the Company, to require the Company to repurchase, out of funds legally available therefor, such holder's shares of Series A Preferred Stock for an amount in cash equal to the Liquidation Preference in effect at the time of the Event of Default.

                 Description of the Series B Preferred Stock.    The Series B
Certificate of Designation authorizes the issuance of up to 9,600,000 shares of Series B Preferred Stock. The following description of the rights, preferences and limitations of the Series B Preferred Stock is a summary only and is qualified in its entirety by reference to the entire text of the Series B Certificate of Designation which is an exhibit to the JEDI Purchase Agreement. The terms of the Series B Preferred Stock are substantially similar to those of the Series A Preferred Stock except that the holders of Series B Preferred Stock will not (i) have class voting rights except as required under Delaware corporate law, (ii) be entitled to any remedies upon an event of default or
(iii) be entitled to elect any directors of the Company, voting separately as a class.





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                 Description of the JEDI Warrants.  Pursuant to the JEDI
Purchase Agreement, on May 6, 1997, the Company issued to JEDI certain warrants (the "JEDI Warrants") for the purchase of Common Stock of the Company. The JEDI Warrants are exercisable commencing on October 1, 1998 and ending on December 31, 1998. At the time of exercisability, the JEDI Warrants will be exercisable for the number of shares of Common Stock (or amount of other property) equal to the number of shares of Common Stock (or amount of other property), as adjusted from time to time pursuant to the JEDI Warrants, which would have been received upon the exercise on the Election Date (as defined in the Forseti Earn Up Agreement (defined below)) of the Forseti Warrants (defined below) that are deliverable by Forseti to the Company pursuant to the Forseti Earn Up Agreement. The JEDI Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock in cash). The JEDI Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers. The JEDI Warrants also include customary provisions with respect to, among other things, reservation of shares of Common Stock for issuance upon exercise of the JEDI Warrants, mutilated or lost warrant certificates, and notices to holder(s) of the JEDI Warrants.

                 Description of the Robertson Warrants. Pursuant to the JEDI Purchase Agreement, on May 6, 1997, the Company issued to JEDI warrants for the purchase of 409,839 shares of Common Stock (the "Robertson Warrants"). The Robertson Warrants are exercisable for a period of one year, commencing on the date of issuance. The Robertson Warrants may be exercised in full or in part by means of payment of the exercise price (initially $1.85 per share of Common Stock in cash). The Robertson Warrants provide for customary adjustments to the exercise price and number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations and mergers. The Robertson Warrants also include customary provisions with respect to, among other things, reservation of shares of Common Stock for issuance upon exercise of the Robertson Warrants, mutilated or lost warrant certificates, and notices to holder(s) of the Robertson Warrants.

                 Description of the Stockholders Agreement. Pursuant to the JEDI Purchase Agreement, on May 6, 1997, EIBOC, Bruce I. Benn, Ronald I. Benn, Edward J. Munden, Robert P. Lindsay and JEDI entered into the Stockholders Agreement. Bruce I. Benn and Edward J. Munden are directors and officers of the Company and have a material beneficial interest in the shares of EIBOC. Robert P. Lindsay is a director and officer of the Company. Ronald I. Benn is an officer of the Company and has a material beneficial interest in the shares of EIBOC. Pursuant to the Stockholders Agreement, each of EIBOC, Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay agreed to certain restrictions on the transfer of shares of the 6,600,000 shares of Common Stock held by EIBOC, and JEDI agreed to certain restrictions on the transfer of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including the Series A Preferred Stock, the JEDI Warrants and the Robertson Warrants) held by JEDI.

                 Pursuant to the Stockholders Agreement, each of EIBOC and Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay (collectively, the "Management Stockholders") covenanted not to transfer, nor to authorize transfer of, any of the 6,600,000 shares of Common Stock in which they have or may acquire a beneficial interest except by will or the laws of descent and distribution or otherwise by operation of law or judicial decree or as permitted by the Stockholders Agreement.

                 The Stockholders Agreement permits EIBOC and the Management Stockholders to make the following transfers of shares of Common Stock: (i) EIBOC and the Management Stockholders in the aggregate may transfer shares of Common Stock provided that the number of shares of Common Stock to be transferred together with all shares of Common Stock transferred by EIBOC and the Management Stockholders during the preceding 12 months does not exceed the lesser of (x) 4% of the outstanding shares of Common Stock, (y) four times the average weekly reported volume of trading, excluding any trades made by EIBOC or a Management Stockholder on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of transfer or (z) four times the average weekly volume of trading, excluding any trades made by EIBOC or a Management Stockholder, in Common Stock reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the 1934 Act during the four week period specified in clause (y); and (ii) EIBOC and the Management Stockholders may transfer shares of Common Stock in a registered underwritten public offering of Common Stock; provided, that neither EIBOC nor any Management Stockholder may transfer shares of Common Stock if after the transfer EIBOC and the Management Stockholders would beneficially own less than 4,950,000 shares of Common Stock in the aggregate, subject to certain adjustments for stock splits, combinations, and stock dividends. In addition, the Stockholders Agreement permits EIBOC and the Management Stockholders to transfer Common Stock to certain family members and related entities and to make certain transfers of Common Stock upon the death or disability of a Management Stockholder.

                 Pursuant to the Stockholders Agreement, JEDI agreed that until the second anniversary of the date of the Stockholders Agreement, and except pursuant to its registration rights under the Registration Rights Agreement (defined below), JEDI will not transfer any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (a "Common Stock Equivalent") to any person that is not an affiliate of JEDI except in blocks of at least 600,000 shares of Common Stock or blocks of Common Stock Equivalents that are convertible into or exchangeable or exercisable for at least 600,000 shares of Common Stock.

                 Pursuant to the Stockholders Agreement, JEDI agreed that until the second anniversary of the date of the Stockholders Agreement and except pursuant to its registration rights under the Registration Rights Agreement (defined below), JEDI will not transfer any shares of Common Stock or Common Stock Equivalents to a person that is not an affiliate of JEDI without first giving the Company and the Management Stockholders a right of first refusal to purchase the shares of Common Stock or Common Stock Equivalents at the proposed sale price. Pursuant to the right of first refusal, the Company will have the first right, which must be exercised within 30 days after receipt of notice of the proposed transfer, to purchase the shares of Common Stock or Common Stock Equivalents to be transferred. If the Company does not elect to acquire the shares of Common Stock or Common Stock Equivalents to be transferred, the Management Stockholders (if the Management Stockholders own in the aggregate more than 10% of the voting power of the Company's capital stock) will have the right to purchase such securities if the Management Stockholders notify JEDI of such election within 30 days after the Company's receipt of notice of the proposed transfer.

                 Pursuant to the Stockholders Agreement, EIBOC and the Management Stockholders made certain representations and warranties to JEDI, and EIBOC covenanted not to issue any capital stock, permit its capital stock to be transferred or enter into any agreement relating to the issuance of its capital stock or engage in any business or activity other than the ownership of 6,600,000 shares of Common Stock.

                 Pursuant to the Stockholders Agreement, the 6,600,000 shares of Common Stock owned by EIBOC and all of the outstanding shares of capital stock of EIBOC (i) were deposited in escrow pursuant to escrow agreements mutually acceptable to EIBOC, the Management Stockholders and JEDI, and (ii) will be held in escrow until the earlier of the transfer of the 6,600,000 shares of Common Stock owned by EIBOC in accordance with the Stockholders Agreement to a person other than a Management Stockholder or related party and the termination of the Stockholders Agreement.

                 Pursuant to the Stockholders Agreement, EIBOC granted to the Management Stockholders an irrevocable proxy to vote the 6,600,000 shares of Common Stock owned by EIBOC.

                 The Stockholders Agreement will terminate on the earlier of
(i) the fifth anniversary of the date of the Stockholders Agreement or (ii) the date on which JEDI and its affiliates beneficially own in the aggregate less than 10% of the voting power of the Company's capital stock.

                 Description of the Registration Rights Agreement. The Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the JEDI Warrants or the Robertson Warrants will not be registered with the SEC and therefore, will be, when issued, restricted securities. Pursuant to the JEDI Purchase Agreement, on May 6, 1997, the Company entered into a Registration Rights Agreement with JEDI (the "Registration Rights Agreement") pursuant to which JEDI will be entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock issuable upon conversion of Series A Preferred Stock or upon exercise of the JEDI Warrants, the Robertson Warrants or the Maintenance Warrants (the "Registrable Securities").

                 The Registration Rights Agreement provides for demand and piggyback registration rights. A holder of Registrable Securities (a "Holder") or Holders who hold at least a majority of the Registrable Securities may demand registration up to 3 times; provided that the proposed aggregate offering proceeds from the sale of such Holder or Holders portion of Registrable Securities is at least $1,000,000. Generally, the Company bears the expense of the demand registration statements, while the selling Holders bear selling expenses such as underwriting fees and discounts. The Registration Rights Agreement also provides for unlimited priority piggyback registration rights. That is, in the event that the Company proposes to register the sale for cash of any of its securities under the Securities Act for its own account, or for the account of any other person, the holders will be entitled to include Registrable Securities in any such registration, subject to the limited right of the managing underwriter of any such offering under certain circumstances to exclude some or all of such Registrable Securities from such registration. The Company generally bears the expense of any piggyback registration statement, while selling holders generally bear selling expenses such as underwriting fees and discounts. The Registration Rights Agreement also includes customary indemnification and contribution provisions, and with regard to demand registration rights, a provision allowing the Company to postpone filing or the declaration of effectiveness of an applicable registration statement for up to an aggregate of 90 days if at the relevant time the Company is engaged in a firm commitment underwritten public offering in which Registrable Securities may be included or for up to an aggregate of 60 days if there exists information the disclosure of which would be materially harmful to the Company. The Company will no longer be obligated to register the Registrable Securities upon disposition pursuant to Rule 144 under the Securities Act, the eligibility of disposal under Rule 144(k) under the Securities Act or a registration statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been issued, sold or disposed of pursuant to such effective registration statement. JEDI may transfer its registration rights (including demand registration rights that JEDI has not exercised) to a third party but may not transfer more than one demand registration right.

                 Description of the JEDI Earn Up Agreement. Pursuant to the JEDI Purchase Agreement, on May 6, 1997, the Company and JEDI entered into an Earn Up Agreement (the "JEDI Earn Up Agreement"). On or prior to October 15, 1998, subject to the limitations in the JEDI Earn Up Agreement and against delivery by Forseti to the Company of the Forseti Warrants and a statutory declaration as to certain matters, JEDI shall pay the Company the Earn Up Amount. The Earn Up Amount cannot exceed the amount defined as the "Earn Up Amount" under the Forseti Earn Up Agreement.

                 The "Earn Up Amount" is a dollar amount equal to the amount, if any, by which (i) the sum of the Class A Amount and the Class B Amount exceeds (ii) the Warrant Transfer Amount; provided, that in no event shall the Earn Up Amount exceed $9,400,000.

                 The "Class A Amount" is a dollar amount equal to the product of (i) the Value (not to exceed $1.50) less $1.25, multiplied by (ii) 9,600,000; provided, that in no event shall the Class A Amount be greater than $2,400,000; and if the Class A Amount is zero or a negative number, the Class A Amount shall be deemed to be zero.

                 The "Class B Amount" is a dollar amount equal to the product of (i) the Value (not to exceed $1.25) less $0.521, multiplied by (ii) 9,600,000; provided, that in no event shall the Class B Amount be greater than $7,000,000; and if the Class B Amount is zero or a negative number, the Class B Amount shall be deemed to be zero.

                 The "Warrant Transfer Amount" is a dollar amount equal to the greatest of (i) the product of (x) $3.50 multiplied by (y) the aggregate number of Forseti Warrants transferred by Forseti before October 15, 1998; (ii) the aggregate gross proceeds that Forseti has received or is entitled to receive from the transfer of all of the Forseti Warrants transferred by Forseti before October 15, 1998; and (iii) the difference between the average bid price of the Company's shares of Common Stock for the 21-day period ending on September 30, 1998 less $2.50, multiplied by the number of Forseti Warrants transferred by Forseti before October 15, 1998.

                 "Value" means the product of the Price, multiplied by 0.60; provided, that if (i) the Common Stock is quoted on The Nasdaq National Market at the Election Date and (ii) the average daily trading volume of the Common Stock for the 21-day period ending on September 30, 1998 is at least 50,000 shares per day (excluding trading of shares in any accounts controlled by the Company or Forseti or their respective affiliates, and provided, that if on any of the 21 days the trading volume is greater than 300,000 shares, then only 300,000 shares on such days may be used in calculating the average), then Value means the product of the Price, multiplied by 0.75.

                 "Price" means, if:
                                           [Price(1) - Price(2)]
                                                                    < or = 0.1, then (Price(1) + Price(2))/2;
                                           ----------------------
                                           Greater of Pric1 or Price2


                 provided, that if:        [Price(1) - Price(2)]
                                                                    > 0.1, then the Company and JEDI
                                           ----------------------
                                           Greater of Price(1) or Price(2)


shall negotiate the Price; provided, further, that if the Price has not been negotiated within 5 business days after the determination of Price1 and Price2, then the determination of the Price shall be submitted to nonbinding mediation and arbitration in accordance with the JEDI Earn Up Agreement. Notwithstanding anything to the contrary in the JEDI Earn Up Agreement, under no circumstances can the Price be higher than the higher of Price1 and Price2 or be less than the lower of Price1 and Price2.

                                  (1.1 * SEC PV(10)) - Indebtedness + Consolidated Working Capital
                 "Price(1)" =
                                  -----------------------------------------------------------------------------------
                                  Outstanding Shares

                                  (6.0 * EBITDA) - Indebtedness + Consolidated Working Capital
                 "Price(2)" =
                                  ---------------------------------------------------------------------------------
                                  Outstanding Shares

                 Terms used but not defined in the above definitions of Price(1) and Price(2) are defined in the JEDI Earn Up Agreement.

                 The parties must first attempt to resolve disputes under the JEDI Earn Up Agreement pursuant to non-binding mediation. Disputes that are not resolved pursuant to non-binding mediation shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                 The JEDI Earn Up Agreement will terminate upon the earlier of
(i) in the event the "Election Date" under the Forseti Earn Up Agreement is after September 30, 1998 or the "Payment Date" under the Forseti Earn Up Agreement is after October 15, 1998, (ii) a transfer of any Forseti Warrants in violation of the restrictions on transfer in the Forseti Purchase Agreement,
(iii) the election by Forseti to retain the Forseti Warrants pursuant to the Forseti Earn Up Agreement, (iv) the transfer of all of the Forseti Warrants,
(v) upon the transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Forseti Warrants without transferring the Forseti Warrants or (vi) as of September 30, 1998 or October 15, 1998, the individual, who as of the date of the Forseti Earn Up Agreement owned directly or indirectly all of the ownership interests of Forseti and each entity controlling Forseti does not own, directly or indirectly, all of the ownership interests of Forseti and each entity controlling Forseti.

                 Description of the Letter Agreement. Pursuant to the JEDI Purchase Agreement, on May 6, 1997, the Company and ECT Securities Corp., a Delaware corporation and an affiliate of the general partner of JEDI ("ECT Securities Corp."), entered into a letter agreement (the "Letter Agreement"). Pursuant to the Letter Agreement, the Company retained ECT Securities Corp. to act as the Company's advisor and provide consultation, assistance and advice to the Company with respect to certain of its operations and properties. In consideration for such services, the Company paid ECT Securities Corp. $100,000 at the closing of the transactions under the JEDI Purchase Agreement and will pay an annual fee, payable quarterly in arrears, of $100,000 during the term of the Letter Agreement. The term of the Letter Agreement is five years, subject to earlier termination if JEDI's ownership of voting capital stock of the Company should decrease to less than 10% of the Company's voting capital stock. ECT Securities Corp. may terminate the Letter Agreement effective as of the end of any calendar quarter of the Company upon written notice not less than 30 days before the date on which such termination is to be effective. The Letter Agreement includes customary provisions for indemnification of ECT Securities Corp.

                 Description of the Employment Agreements. As a condition to JEDI's obligation to close under the JEDI Purchase Agreement, the Company entered into an employment agreement satisfactory to JEDI with each of Edward
J. Munden, Bruce I. Benn and Ronald I. Benn. Messrs. Bruce Benn and Munden are directors and officers of the Company (and have a material beneficial interest in the Company) and Ronald Benn is an officer of the Company and has a material beneficial interest in the Company.

         Forseti Transaction Agreements

                 Description of the Forseti Purchase Agreement. The following summary of the material provisions of the Forseti Purchase Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which is filed as an exhibit to the Company's Current Report on Form 8-K dated March 27, 1997.

                          Repurchase of Common Stock; Issuance of Forseti
Warrants. Pursuant to the Forseti Purchase Agreement, on May 6, 1997, the Company repurchased from Forseti 9,600,000 shares of the Company's Common Stock owned by Forseti in exchange for (i) the payment by the Company to Forseti of $5,000,000 cash; (ii) the issuance by the Company to Forseti of the Forseti Warrants (defined below); and (iii) the execution and delivery by the Company of the Forseti Earn Up Agreement (defined below). See "Forseti Transaction Agreements -- Description of the Forseti Warrants and Description of the Forseti Earn Up Agreement."

                          Certain Representations and Warranties.  Under the
Forseti Purchase Agreement, the Company made certain representations and warranties to Forseti, including (i) due corporate organization; (ii) the due authorization, issuance and enforceability of the Forseti Warrants and the shares of Common Stock issuable upon exercise of the Forseti Warrants; (iii) the due authorization, execution, delivery and performance by the Company of the Forseti Purchase Agreement and related agreements and their enforceability;
(iv) no conflict with or violation of the Company's Certificate of Incorporation or bylaws, any of the Company's agreements or applicable law; and
(v) required consents from governmental authorities or other third parties.

                 Under the Forseti Purchase Agreement, Forseti made certain representations and warranties to the Company, including (i) due corporate organization; (ii) title to the 9,600,000 shares of Common Stock; (iii) the due authorization, execution, delivery and performance by Forseti of the Forseti Purchase Agreement and related agreements and their enforceability; (iv) no conflict with or violation of Forseti's organizational documents, any of Forseti's agreements or applicable law or alternative dispute resolution; (v) required consents from governmental authorities or other third parties; (vi) no litigation; (vii) absence of brokers or finders; (viii) no interested director transactions; and (ix) certain investment representations, including that Forseti is not a U.S. person within the meaning of Regulation S, promulgated under the Securities Act.

                          Restrictions on Transfer of the Forseti Warrants and
Warrant Shares. The Forseti Purchase Agreement provides that the holder of the Forseti Warrants or the shares of Common Stock issuable upon the exercise of the Forseti Warrants (the "Warrant Shares") may not transfer or exercise the Forseti Warrants or Warrant Shares except in accordance with the Forseti Purchase Agreement and the Forseti Warrants.

                 The agreement permits a transfer of the Forseti Warrants or Warrant Shares (i) with the Company's prior written consent or (ii) the transfer occurs after the first anniversary of the closing under the Forseti Purchase Agreement, provided, that, in either case certain conditions are met, including, without limitation, that (a) the transfer is in compliance with Regulation S promulgated under the Securities Act, (b) Forseti delivers certain notices to the Company, and (c) any transfer of the Forseti Warrants must involve at least 100,000 warrants. To ensure compliance with the transfer restrictions, at the closing under the Forseti Purchase Agreement, the Forseti Warrants will be deposited in escrow pursuant to the Escrow Agreement among the Company, Forseti, and an escrow agent acceptable to the Company and Forseti (the "Escrow Agreement"). See "Forseti Transaction Agreements -- Description of the Escrow Agreement." The Company and Forseti shall send a notice to the escrow agent to release the

Forseti Warrants if the Company and Forseti determine that the proposed transfer is in compliance with the Forseti Purchase Agreement.

                 If at any time on or before September 30, 1998 the Company identifies a proposed transferee of the Forseti Warrants who is willing to purchase for cash at least 100,000 of the Forseti Warrants at a price of at least $2.40 per Class A Warrant and $3.50 per Class B Warrant and the Company determines that the proposed transfer would be in compliance with the transfer restrictions in the Forseti Purchase Agreement, then Forseti will be required to transfer the Forseti Warrants to the transferee identified by the Company upon notice by the Company.

                          Indemnification.  The Forseti Purchase Agreement
provides that the Company will indemnify, defend and hold harmless Forseti and certain related parties to the fullest extent lawful from and against all Losses arising out of or resulting from the breach of any representation, warranty, covenant or agreement of the Company contained in the Forseti Purchase Agreement or related documents.

                 The Forseti Purchase Agreement provides that Forseti will indemnify, defend and hold harmless the Company and certain related parties to the fullest extent lawful from and against all Losses arising out of or resulting from the breach of any representation, warranty, covenant or agreement of Forseti contained in the Forseti Purchase Agreement or related documents.

                          Dispute Resolution.  The Forseti Purchase Agreement
provides that all disputes shall first be subject to non-binding mediation, and if such disputes are not resolved by non-binding mediation, such disputes shall be governed by arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.

                          Expenses.  Forseti will pay its own expenses and the
reasonable expenses of the Company in connection with the transactions contemplated by the Forseti Purchase Agreement.

                 Description of the Forseti Warrants. Pursuant to the Forseti Purchase Agreement, on May 6, 1997, the Company issued certain warrants (the "Forseti Warrants") to Forseti. The Class A Common Stock Purchase Warrants (the "Class A Warrants") are exercisable for an aggregate of 1,000,000 shares of Common Stock. The Class A Warrants are exercisable from their date of issuance (subject to Regulation S and the Forseti Purchase Agreement) and will expire December 31, 1998; provided, that any of the Class A Warrants held by Forseti on the Election Date will expire on the Election Date (as defined in the Forseti Earn Up Agreement) unless Forseti elects to retain the Class A Warrants under the Forseti Earn Up Agreement. The Class A Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock) in cash (the "Class A Warrant Shares"). If the Class A Warrants are exercised only in part, they must be exercised for the purchase of at least 100,000 shares of Common Stock. The Class A Warrants provide for customary adjustments to the exercise price and/or number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations and reclassifications. The Class A Warrants also make provision for warrant holders to receive certain items in exchange for the Class A Warrants in the event of certain combinations, mergers, consolidations, substantial asset sales and similar transactions. The Class A Warrants also include customary provisions with respect to, among other things, reservation of Class A Warrant Shares, mutilated or lost warrant certificates, and notices to holder(s) of the Class A Warrants. The Class A Warrants will be subject to transfer restrictions as described above under "Forseti Transaction Agreements -- Forseti Purchase Agreement -- Restrictions on Transfer."

                 The Class B Common Stock Purchase Warrants (the "Class B Warrants") are exercisable for an aggregate of 2,000,000 shares of Common Stock. The Class B Warrants are exercisable from their date of issuance (subject to Regulation S and the Forseti Purchase Agreement) and shall expire on December 31, 1998; provided, that any Class B Warrants held by Forseti on the Election Date (as defined in the Forseti Earn Up Agreement) will expire on the Election Date unless Forseti elects to retain the Class B Warrants under the Forseti Earn Up Agreement. The Class B Warrants may be exercised in full or in part by means of payment of the exercise price (initially $2.50 per share of Common Stock) in cash (the "Class B Warrant Shares"). If the Class B Warrants are exercised only in part, they must be exercised for the purchase of at least 100,000 shares of Common Stock. The Class B Warrants provide for customary adjustments to the exercise price and/or number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations and reclassifications. The Class B Warrants also make provision for warrant holders to receive certain items in exchange for their Class B Warrants in the event of certain combinations, mergers, consolidations, substantial asset sales and similar transactions. The Class B Warrants also includes customary provisions with respect to, among other things, reservation of Class B Warrant Shares, mutilated or lost warrant certificates, and notices to holder(s) of the Class B Warrants. The Class B Warrants will be subject to transfer restrictions as described above under "Forseti Transaction Agreements -- Forseti Purchase Agreement -- Restrictions on Transfer."

                 Description of the Forseti Earn Up Agreement. Pursuant to the Forseti Purchase Agreement, on May 6, 1997, the Company and Forseti entered into an Earn Up Agreement (the "Forseti Earn Up Agreement"). Pursuant to the Forseti Earn Up Agreement, on the later of September 30, 1998 or the date that is 14 days after the date that the Company notifies Forseti to request his election (the "Election Date"), Forseti will elect whether to (i) accept payment of the Earn Up Amount (in which event Forseti may not exercise or transfer the Forseti Warrants that have not been previously exercised or transferred) or (ii) retain the Forseti Warrants that have not been previously exercised or transferred (in which event the Company is not obligated to pay Forseti the Earn Up Amount and the Company's obligations under the Forseti Earn Up Agreement terminate). If Forseti elects to accept payment of the Earn Up Amount, then subject to limitations in the Forseti Earn Up Agreement and against delivery by Forseti of the Forseti Warrants and a statutory declaration as to certain matters, the Company shall pay Forseti the Earn Up Amount on or before the later of October 15, 1998 or the date that is 15 days after the date Forseti makes its election (the "Payment Date").

                 The Company is obligated to pay Forseti under the Forseti Earn Up Agreement only to the extent that the Company has received a like amount in cash from JEDI under the JEDI Earn Up Agreement.

                 If the sum of (i) $5,000,000 and (ii) the aggregate amount received by Forseti from the transfer of Warrants, exceeds the sum of (x) $14,400,000 plus (y) a dollar amount equal to the sum of the expenses of the Company paid by Forseti pursuant to the Forseti Purchase Agreement, the reasonable out-of-pocket expenses up to a maximum of $50,000 incurred by Forseti in connection with the Forseti Purchase Agreement, and the escrow agent fees incurred by Forseti under the Escrow Agreement (the sum of subclauses (x) and (y) being referred to as the "Net Proceeds"), then within 10 days of the date (the "Excess Determination Date") the aggregate amount received by Forseti exceeds the Net Proceeds, (x) Forseti shall deliver to the Company an amount in cash or by wire transfer of immediately available funds equal to 75% of such amount received by Forseti in excess of the Net Proceeds, and (y) Forseti shall spend the remaining 25% of such excess amount to purchase from the Company, subject to applicable securities laws, Common Stock at a price equal to the average of the Nasdaq bid price over 21 trading days ending on the Excess Determination Date.

                 Pursuant to the Forseti Earn Up Agreement, the Company granted to Forseti an option to purchase from the Company a number of shares of Common Stock equal to the quotient of (x) the amount by which the Earn Up Amount exceeds $7,000,000 and (y) $2.50, at a price equal to $2.50. The option will be exercisable in full or in part only from the date that the Earn Up Amount is paid by the Company to Forseti through the fifth business day after the date of payment of the Earn Up Amount. The Forseti Earn Up Agreement will provide for customary adjustments to the exercise price and the number of shares to be issued in the event of certain dividends and distributions to holders of Common Stock, stock splits or combinations or reclassifications.

                 The parties must first attempt to resolve disputes under the Forseti Earn Up Agreement pursuant to non-binding mediation. Disputes that are not resolved pursuant to non-binding mediation shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                 The Forseti Earn Up Agreement will terminate upon the earlier of (i) a transfer of any Forseti Warrants in violation of the restrictions on transfer in the Forseti Purchase Agreement, (ii) the election by Forseti to retain the Forseti Warrants pursuant to the Forseti Earn Up Agreement, (iii) the transfer of all of the Forseti Warrants, (iv) upon the transfer of any ownership interest in Forseti or any entity controlling Forseti where the purpose of the transfer is to realize or receive cash, securities or any other property as consideration for the Forseti Warrants without transferring the Forseti Warrants and (v) as of the Election Date or the Payment Date, the individual, who as of the date of the Forseti Earn Up Agreement owned, directly or indirectly, all of the ownership interests of Forseti and each entity controlling Forseti does not own, directly or indirectly, all of the ownership interests of Forseti and each entity controlling Forseti.

                 Description of the Escrow Agreement. Pursuant to the Forseti Purchase Agreement, on May 6, 1997, the Company, Forseti and Comerica Bank-Texas, as escrow agent, entered into an Escrow Agreement. The Escrow Agreement governs the deposit into escrow of the Forseti Warrants and the consideration for the transfer of Warrants. The escrow agent may deliver the Forseti Warrants and the consideration for the transfer of the Forseti Warrants to Forseti only upon receipt of notice from the Company and Forseti to release the Forseti Warrants and the consideration for the transfer of the Forseti Warrants. The Escrow Agreement contains customary provisions regarding indemnification of the escrow agent. Forseti will pay the fees of the escrow agent for its services under the Escrow Agreement.


                                    GENERAL

         The Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-KSB) for the fiscal year ended June 30, 1997 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

         Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a Stockholder at the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices no later than July 3, 1998 to be included in the Company's proxy statement for that meeting.

                                 OTHER BUSINESS

         Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

                                    By Order of the Board of Directors,



                                    /s/ Edward J. Munden
                                    -------------------------------------------
                                    EDWARD J. MUNDEN
                                    Chairman of the Board, President and Chief
                                    Executive Officer
October 28, 1997

                                   APPENDIX A

                           1997 INCENTIVE EQUITY PLAN

                           QUEEN SAND RESOURCES, INC.

                          1997 INCENTIVE EQUITY  PLAN

                           QUEEN SAND RESOURCES, INC.

                          1997 INCENTIVE EQUITY  PLAN


                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE 1            PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2            DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 3            ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 4            ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 5            SHARES SUBJECT TO PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 6            GRANT OF AWARDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         6.1         In General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         6.2         Maximum ISO Grants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         6.3         SAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         6.4         Maximum Individual Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         6.5         Tandem Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 7            OPTION PRICE; SAR PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 8            AWARD PERIOD; VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         8.1         Award Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         8.2         Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 9            TERMINATION OF SERVICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 10           EXERCISE OF INCENTIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         10.1        In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                     (a)  Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                     (b)  SARs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         10.2        Disqualifying Disposition of ISO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 11           AMENDMENT OR DISCONTINUANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 12           TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 13           CAPITAL ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE 14           RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE IN CONTROL   . . . . . . . . . . . . . . . . .  10

ARTICLE 15           LIQUIDATION OR DISSOLUTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 16           INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER CORPORATIONS   . . . . . . . . . . . .  12

ARTICLE 17           MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.1        Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.2        No Right to Continued Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.3        Indemnification of Board and Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.4        Effect of the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.5        Compliance With Other Laws and Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.6        Tax Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         17.7        Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         17.8        Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                           QUEEN SAND RESOURCES, INC.

                          1997 INCENTIVE EQUITY  PLAN


         The name of the plan is the QUEEN SAND RESOURCES, INC. 1997 INCENTIVE EQUITY PLAN (the "PLAN"). The Plan was adopted by the Board of Directors of QUEEN SAND RESOURCES, INC., a Delaware corporation (the "COMPANY"), effective as of July 1, 1997, and was approved by the Company's stockholders on _____________ ___, 1997.


                                   ARTICLE 1
                                    PURPOSE

         The purpose of the Plan is to attract and retain the services of key management employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, or whether granted singly, or in combination, or in tandem, that will

                 (a) increase the interest of such persons in the Company's welfare and success;

                 (b) furnish an incentive to such persons to continue their services for the Company; and

                 (c) provide a means through which the Company may attract able persons as employees.

         With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 ACT"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.


                                   ARTICLE 2
                                  DEFINITIONS

         Unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "AWARD" means the grant of any Incentive Stock Option, Non-qualified Stock Option, or SAR whether granted singly, in combination or in tandem (each individually referred to herein as an "INCENTIVE").

         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

         2.3 "AWARD PERIOD" means the period during which one or more Incentives granted under an Award may be exercised.

         2.4     "BOARD" means the board of directors of the Company.

         2.5 "CHANGE OF CONTROL" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property of another entity, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving entity immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "CONTINUING DIRECTORS") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors (1) then in office who were directors at the date of this Plan or (2) whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of twenty percent (20%) of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than fifteen percent (15%) of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional five percent (5%) of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least fifteen percent (15%) of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         2.7 "COMMITTEE" means the committee appointed or designated by the Board to serve as the Compensation and Stock Option Committee (or a similarly named Committee generally intended to administer and oversee employee compensation plans such as the Plan) of the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

         2.8 "COMMON STOCK" means the common stock, par value $0.0015 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

         2.9 "COMPANY" means QUEEN SAND RESOURCES, INC., a Delaware corporation, and any successor entity.

         2.10 "DATE OF GRANT" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

         2.11 "EMPLOYEE" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

         2.12 "FAIR MARKET VALUE" of a share of Common Stock is (i) the mean of the highest and lowest prices per share on any exchange or stock quotation system that reports daily high and low sales prices, (ii) the mean of the bid and sale prices on any other stock quotation system, or (iii) if the common stock is not then-traded on any organized system, the fair market value of a share of Common Stock as determined in good faith by the Board, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         2.13 "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

         2.14 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

         2.15 "NON-QUALIFIED STOCK OPTION" or "NQSO" means a non-qualified stock option, granted pursuant to this Plan.

         2.16 "OPTION PRICE" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

         2.17 "PARTICIPANT" shall mean an Employee of the Company or a Subsidiary to whom an Award is granted under this Plan.

         2.18 "PLAN" means this QUEEN SAND RESOURCES, INC. 1997 INCENTIVE EQUITY PLAN, as amended from time to time.

         2.19 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.20 "RETIREMENT" means any Termination of Service solely due to retirement upon attainment of age 62, or permitted early retirement as determined by the Committee.

         2.21 "SAR" means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

         2.22 "SAR PRICE" means the Fair Market Value of each share of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

         2.23 "STOCK OPTION" means a Non-qualified Stock Option or an Incentive Stock Option.

         2.24 "SUBSIDIARY" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership
or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "SUBSIDIARIES" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

         2.25 "TERMINATION OF SERVICE" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

         2.26 "TOTAL AND PERMANENT DISABILITY" means a Participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

                                   ARTICLE 3
                                 ADMINISTRATION

         The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         Membership on the Committee shall be limited to those members of the Board who are Non-employee Directors and who are "OUTSIDE DIRECTORS" under
Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

         The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

         With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "APPLICABLE LAW"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

                                   ARTICLE 4
                                  ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer) whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

                                   ARTICLE 5
                             SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in ARTICLES 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) three million (3,000,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

         Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                   ARTICLE 6
                                GRANT OF AWARDS

         6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

         6.2 MAXIMUM ISO GRANTS. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

         6.3 SAR. An SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         6.4 MAXIMUM INDIVIDUAL GRANTS. No participant may receive during any calendar year of the Company Awards covering an aggregate of more than one hundred thousand (100,000) shares of Common Stock.

         6.5 TANDEM AWARDS. The Committee may grant two or more Incentives in one Award in the form of a "TANDEM AWARD," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.


                                   ARTICLE 7
                            OPTION PRICE; SAR PRICE

         The Option Price for a Non-qualified Stock Option shall be such price as determined by the Committee; provided, however, such Option Price shall not be less than the par value per share of the Common Stock. The Option Price for an Incentive Stock Option and the SAR Price for any share of Common Stock subject to an SAR shall be at least one hundred percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.


                                   ARTICLE 8
                             AWARD PERIOD; VESTING

         8.1 AWARD PERIOD. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this ARTICLE 8 and ARTICLE 9.
No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

         8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised.

                                   ARTICLE 9
                             TERMINATION OF SERVICE

         In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.

                                   ARTICLE 10
                             EXERCISE OF INCENTIVE

         10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in
ARTICLE 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

         In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

         (a) STOCK OPTIONS. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

         (b) SARS. Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "EXERCISE DATE") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.


                                   ARTICLE 11
                          AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this ARTICLE 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on July 1, 2007, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                              CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

                 (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

                 (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

                 (iii) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, or (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan.

         Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.


                                   ARTICLE 14
                          RECAPITALIZATION, MERGER AND
                        CONSOLIDATION; CHANGE IN CONTROL

                 (a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any reorganization, merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation or share exchange by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

                 (c) In the event of any reorganization, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

                 (d) In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.


                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

         In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.


                                   ARTICLE 16
                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

         Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         17.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

         17.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation
Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to Section 17.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

         17.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code. The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provided for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of ARTICLES 10, 11, 13, 15 and 17 hereof the term "PARTICIPANT" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this
Section 17.7.

         17.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

         A copy of this Plan shall be kept on file in the office of the Company in Dallas, Texas or any successor location of the Company's principal executive offices.


                         * * * * * * * * * * * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized representative pursuant to prior action taken by the Board.


                                        QUEEN SAND RESOURCES, INC.



                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                   APPENDIX B

                                     PROXY
                           QUEEN SAND RESOURCES, INC.
                            3500 Oak Lawn, Suite 380
                            Dallas, Texas 75219-4398


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Edward J. Munden and Bruce I. Benn as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and Series A Participating Convertible Preferred Stock of Queen Sand Resources, Inc. held of record by the undersigned on October 17, 1997 at the annual meeting of stockholders to be held at The Petroleum Club, 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on November 20, 1997 at 3:30 p.m., Dallas time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1. Proposal to elect EDWARD J. MUNDEN, BRUCE I. BENN, ROBERT P. LINDSAY, TED COLLINS, JR. AND ELI REBICH as directors until the next Annual Meeting or until their successors have been duly qualified and elected.

         [ ]  FOR all nominees listed above         [ ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)   to vote for all nominees
                                                    listed above


         ----------------------------------------------------------------------
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE)


2.       Proposal to approve the Queen Sand Resources, Inc. 1997 Incentive
         Equity Plan.

         [ ]  FOR               [ ]  AGAINST                      [ ]  ABSTAIN


3. Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending June 30, 1998.

         [ ]  FOR               [ ]  AGAINST                      [ ]  ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.


                                        ---------------------------------------
                                        Signature


Dated:                 , 1997
       ------------ ---                 --------------------------------------
                                        Signature, if held jointly


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.





                                      2